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                                                                  Exhibit 10.15

                     EMPLOYMENT AND SEPARATION AGREEMENT


                  This Employment and Separation Agreement ("Agreement") is entered into by and between Easco Corporation (hereinafter "Easco") and Frank L. Rich (hereinafter "Rich"):

                                    Preamble:
                                    ---------

                  WHEREAS, Rich has been an employee for Easco for approximately 27 years;

                  WHEREAS, Easco desires to employ Rich and Rich desires to be so employed by Easco on the terms and conditions set forth herein; and

                  WHEREAS, Easco and Rich desire to negotiate the terms of a termination of employment.

                                   Agreements:
                                   -----------

NOW, THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Agreement, Easco and Rich hereby agree as follows:

                  1. TERM OF EMPLOYMENT. Easco hereby offers, and Rich hereby accepts, employment through August 31, 1998.

                  2. BASE COMPENSATION. Effective July 1, 1996 Easco shall pay to Rich a monthly salary of $12,500.00 through and including June 30, 1997. Effective July 1, 1997 Easco shall pay to Rich a monthly salary of $13,125.00 through and including August 31, 1998.

                  3. OTHER COMPENSATION AND FRINGE BENEFITS. During the duration of this Agreement, Rich shall be eligible for and Easco shall pay to Rich all fringe benefits, pension plans and compensation based bonus plans set forth in Exhibit A hereto.

                  4. DUTIES AND SERVICES. As directed by the President and/or his designee, Rich shall devote his full time, attention and energies to furthering Easco's business as an officer of the Corporation and such other related business as Easco shall engage. Rich shall not during his employment hereunder engage in any other full or part time business activity.

                  5. RETIREMENT. Effective September 1, 1998 Rich agrees to voluntarily retire from Easco with full credit for 29 years of service. Rich's retirement benefits will be calculated pursuant to the terms of the retirement plans currently in effect, specifically, the Pension Plan for Salaried Employees of Easco Corporation and its Affiliates, Easco Corporation's Supplemental Executive Retirement Plan (SERP I) and Easco Corporation's Retirement Plan for Corporate Vice Presidents and Other Selected Executives (SERP II). For purposes of the SERP II plan, Rich's retirement shall be considered a termination. The parties acknowledge that any and all existing or future severance programs, including the May 15, 1992 Memorandum of Understanding setting forth a certain severance policy, are expressly superseded by this Agreement. The parties further




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acknowledge that upon retirement Rich will continue to receive the fringe benefits set forth in Exhibit B hereto.

                  6. TERMINATION. This Agreement may be terminated by mutual agreement of the parties; death or permanent and total disability of Rich (as defined in the Social Security Act, as amended); or for "cause" by Easco, which shall be defined as theft of company property, improper use or disclosure of trade secrets or proprietary information; misconduct or commission of an act of moral turpitude or repeated failure to follow directives from the President and/or his designee to the extent those directives do not violate the law and are within the scope of duties commensurate with Rich's title and position.

                  7. RELEASE. Rich individually and on behalf of his heirs, successors, assigns, executors and representatives of any kind, hereby fully and forever releases and discharges Easco and all of Easco's past, present, and future officers, directors, employees, agents, beneficiaries, shareholders, affiliates, predecessors, successors, divisions, subsidiaries, and attorneys ("Easco Releasees") from any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims of every kind, nature and character whatsoever, known or unknown, which Rich now has, ever had, or may hereafter have against the Easco Releasees based upon any act, transaction, or omission existing or taking place on or at any time prior to the date of signature on this Agreement, including but not limited to any and all manner of actions, suits, causes of action, debts, demands, costs, expenses (including, but not limited to, attorneys' fees), judgments, losses, damages, liabilities and other claims ("claims") arising under federal, state and local statutory or common law or ordinance, such as Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1866, as amended; the Age Discrimination in Employment Act, as amended; the Equal Pay Act of 1963, as amended; the Fair Labor Standards Act, as amended; the Employee Retirement Income Security Act, as amended; and the Older Workers Benefit Protection Act, as amended, the law of contract and tort and claims arising under state or common law and any other laws and regulations relating to employment or employment discrimination and/or the payment of wages or benefits, including but not limited to any claims that have been asserted or could have been asserted arising out of or related to Rich's employment with Easco. Rich agrees and understands that the claims that he is waiving and releasing and promising never to assert include claims that he now knows or has reason to know exist, as well as those that he does not presently have any reason to know, believe or suspect that he has: unknown, unforeseen, unanticipated and unsuspected injuries, damages, loss and liability and the consequences thereof. By signing this Agreement Rich agrees that he is expressly waiving any provision of any state, federal or local statute, and common-law doctrine, providing, in substance, that a release shall not extend to claims, demands, injuries or damages, loss or liability, which are unknown or unsuspected to exist, by the person making the release, when s/he is making the release. By agreeing to this release Rich does not waive any pension or other benefits he is otherwise entitled to under this Agreement.

                  8. CONFIDENTIAL AND PROPRIETARY INFORMATION. Rich recognizes and acknowledges that as an officer of the Corporation he has knowledge of proprietary and/or confidential information which is valuable, special and a unique asset of Easco and that disclosure



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of same to anyone outside of Easco could create irreparable harm to Easco.
Therefore, Rich agrees that he shall not, either during or subsequent to the term of his employment with Easco, disclose any such information or any part thereof to any person, firm, corporation, association, or other entity outside of Easco for any reason or purpose whatsoever. This covenant shall survive the termination of Rich's employment with Easco and shall remain in effect and be enforceable against Rich for a period of two years following the date upon which he is last employed by Easco under this Agreement.

                  9. RETURN OF DOCUMENTS. Upon the termination of his employment hereunder or the termination of any consulting agreement Rich may reach with Easco, Rich shall forthwith return and deliver to Easco, and shall not retain any original or copies of, any books, papers, price lists, customer contracts, bids, customer list, files, books of accounts, notebooks and other documents and data, or other writings, tapes or records related to the confidential information describe in section 8 hereof, all of which materials are hereby agreed to be the property of Easco.

                  10. RESTRICTIVE COVENANT. Rich acknowledges the possibility of irreparable and great loss and damage to Easco if he directly or indirectly engages in competition with Easco, for which loss and damage the parties recognize no adequate remedy at law exists. Accordingly, Rich agrees, for a period of two years following the date upon which he is last employed by Easco under this Agreement (the "Restrictive Covenant Period"), that he will not (a) represent, offer for sale, attempt to establish a business for personal benefit in any fashion, or solicit orders for any items of the same or similar nature, or competitive with, the products currently or in the future sold by Easco to customers or customer prospects of the company; and (b) will not accept employment, be employed by, consult for or with, or take any compensation whatsoever for services or advice rendered from a current or future competitor of Easco, or attempt to interfere with the employment or any employee, agent, sale representative or independent contractor of Easco or attempt to persuade any person to end or alter their relationship with Easco. This covenant shall survive the termination of Rich's employment with Easco and shall remain in effect and be enforceable against Rich for the Restrictive Covenant Period.

                  11. CONFIDENTIALITY OF THIS AGREEMENT. Rich and Easco each agree that, except as is necessary for the performance of his or its obligations under this Agreement or the enforcement thereof, the terms, conditions, and existence of this Agreement shall remain confidential, and that none of them will disclose the Agreement or any of its terms to any third party, except to a party's attorneys or accountants or as may be required by law.

                  12. LEGAL REMEDIES. Rich and Easco each hereby acknowledges that Easco would suffer irreparable injury if the provisions of Sections 8 and 10 were breached and that Easco's remedies at law would be inadequate in the event of such breach. Accordingly, Rich and Easco each hereby agrees that any such breach or threatened breach may, in addition to any and all other available remedies, be preliminarily enjoined by Easco with bond not to exceed $500 dollars.

                  13. JOINT NEGOTIATION. It is specifically understood and agreed by and between the parties that this Agreement is the result of negotiation between the parties. Accordingly, it is


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understood and agreed that all parties shall be deemed to have drawn these documents in order to avoid any negative inference by any court as against the preparer of the documents. Moreover, this Agreement shall be construed as a whole in accordance with its fair meaning.

                  14. ASSIGNABILITY. It is acknowledged and agreed that Rich's rights, duties, benefits and obligations under this Agreement are not delegable or assignable by Rich and that any purported or attempted assignment or transfer by Rich of this Agreement or any of Rich's duties, responsibilities or obligations hereunder shall be void. Easco's rights, duties, benefits and obligations under this Agreement shall be fully assignable by Easco without consent of or notice to Rich in Easco's sole and absolute discretion for any consideration or no consideration in connection with sale or transfer of Easco or otherwise, provided any assignee must be obligated to perform Easco's commitments under this Agreement and have the financial ability to satisfy such commitment. This Agreement shall be binding upon Easco, its successors and assigns.

                  15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed one and the same instrument.

                  16. APPLICABLE LAW AND FORUM. Any dispute over the terms or conditions of this Agreement shall be subject to interpretation under Ohio law.

                  17. SAVINGS CLAUSE. If any portion of this Agreement is deemed to be illegal or unenforceable due to conflict with local, state or federal law, the remaining terms of this Agreement shall continue in full force and effect.

                  18. CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

                  19. ENTIRE AGREEMENT. Except as otherwise set forth in this Agreement, this Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

                  20. OLDER WORKERS BENEFIT PROTECTION ACT. RICH ACKNOWLEDGES THAT EASCO HAS ADVISED HIM AS FOLLOWS PURSUANT TO THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990:

                           (A) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT;
                           (B) HE WAS MADE AWARE OF HIS RIGHT TO CONSIDER THIS AGREEMENT FOR TWENTY-ONE DAYS PRIOR TO ITS EXECUTION;
                           (C) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE THE AGREEMENT, AND THE AGREEMENT WILL NOT BE EFFECTIVE UNTIL THAT REVOCATION PERIOD HAS EXPIRED.

                  This Agreement shall be binding upon the parties hereto and upon their respective

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successors, assigns, executors and administrators. The with parties acknowledge that they have read, understand, and agree to the contents of this Employment and Separation Agreement. Easco has advised Rich of his right to consult with an attorney before executing this agreement.

EASCO CORPORATION                              FRANK L. RICH



By: /s/ MICHAEL M. HAGERTY                     /s/ FRANK L. RICH
   -----------------------------               -------------------------------

Title: President & CEO                         Date: August 2, 1996
       -------------------------                     -------------------------

Date: August 2, 1996
      --------------------------




WITNESS:



By:  /s/ SHERRY ROSS
    ----------------------------

Titlle: Admin. Asst.
        ------------------------

Date: August 2, 1996
      --------------------------




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                                  EXHIBIT A TO
                       EMPLOYMENT AND SEPARATION AGREEMENT



FRINGE BENEFITS DURING EMPLOYMENT
- ---------------------------------

Executive Life Insurance
Executive Long Term Disability
Executive Accidental Death and Dismemberment
Executive Prescription Coverage
Executive Dental Coverage
Executive Vision Coverage
Workers Compensation Plan
Stock Option Plan
401-K Plan
Country Club Membership
Company Vehicle
Cellular Car Phone and Calling Card
American Express Membership
Vacation, as policy presently dictates, or as may be amended by Easco Holidays, as policy presently dictates, or as may be amended by Easco



COMPENSATION BASED BONUS PLAN
- -----------------------------

Easco Cash Incentive Program, as policy presently dictates, or as may be amended by Easco



PENSION PLANS
- -------------

The Pension Plan for Salaried Employees of Easco Corporation and its affiliates, as policy presently dictates
Easco Corporation Supplemental Retirement Plan (SERP I), as policy presently dictates
Easco Corporation's Retirement Plan for Corporate Vice Presidents and Other
         Selected Executives (SERP II), as policy presently dictates



                              Exh. A, Page 1 of 1
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                                  EXHIBIT B TO
                       EMPLOYMENT AND SEPARATION AGREEMENT



FRINGE BENEFITS UPON RETIREMENT
- -------------------------------

Life Insurance, as policy presently dictates, or as may be amended

Medical Insurance, as policy presently dictates, or as may be amended

Prescription Coverage, as policy presently dictates, or as may be amended


                              Exh. B, Page 1 of 1